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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                November 19, 2001

Direct Dial                                                           Client No.
(949) 451-3800                                                     C 29003-00037

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503

     Re:    REGISTRATION STATEMENT ON FORM S-3 OF FLEETWOOD ENTERPRISES, INC.

Ladies and Gentlemen:

     We refer to the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") filed by Fleetwood Enterprises, Inc., a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the registration under the Securities Act of up to 2,359,945 shares of the Corporation's common stock, par value $1.00 per share (the "Common Stock"), issued by or to be issued by the Corporation. Of these shares, 2,209,945 shares of Common Stock (the "Acqua Shares") were issued pursuant to that certain Purchase Agreement (the "Purchase Agreement"), dated as of October 24, 2001, by and between the Corporation and Acqua Wellington Private Placement Fund, Ltd. ("Acqua Wellington") and 150,000 shares of Common Stock (the "Bain Shares") are to be issued upon exercise of an outstanding warrant issued to Bain & Company, Inc. ("Bain") on August 31, 2001 (the "Warrant").

     For purposes of rendering this opinion, we have examined the originals or certified copies of such corporate records, certificates of officers of the Corporation and/or public officials and such other documents, including the Purchase Agreement and the Warrant, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Acqua Shares have been duly authorized and are validly issued, fully paid and non-assessable and that the Bain Shares have been duly authorized and when issued,

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Fleetwood Enterprises, Inc.
November 19, 2001
Page 2

delivered and paid for pursuant to and in accordance with the terms of the Warrant, the Bain Shares will have been validly issued, fully paid and non-assessable.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the foregoing opinion. This opinion is limited to the effect of the present state of the laws of the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or interpretations thereof or such facts.

     You have informed us that Acqua Wellington and Bain may sell their respective shares of Common Stock from time to time on a delayed basis. This opinion is limited to the laws referred to above as in effect on the date hereof as to all facts as they presently exist.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                              Very truly yours,

                                              /s/ Gibson, Dunn & Crutcher LLP

                                              Gibson, Dunn & Crutcher LLP